Exhibit 10.4

LOAN AND SECURITY AGREEMENT

Between

SUMMIT FINANCIAL RESOURCES, L.P.

Lender

and

CORGENIX MEDICAL CORPORATION

CORGENIX, INC.

Borrower

Effective Date: September 30, 2009

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

		Page

9.17	Notices	23

9.18	Duplicate Originals; Counterpart Execution	24

9.19	Disclosure of Financial and Other Information	24

9.20	Integrated Agreement and Subsequent Amendment	24

iii

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement is made and entered into by and between Summit Financial Resources, L.P., CORGENIX MEDICAL CORPORATION, and CORGENIX, INC.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Definitions

1.1           Definitions

Terms defined in the singular shall have the same meaning when used in the plural and vice versa.  As used herein, the term:

“Accounts” shall have the meaning set forth in the definition of Collateral.

“Accounting Standards” means (i) in the case of financial statements and reports, conformity with generally accepted accounting principles and fully and fairly representing the financial condition as of the date thereof and the results of operations for the period or periods covered thereby, consistent with other financial statements of that company previously delivered to Lender, and (ii) in the case of calculations, definitions, and covenants, generally accepted accounting principles consistent with those used in the preparation of financial statements of Borrower previously delivered to Lender.

“Banking Business Day” means any day not a Saturday, Sunday, legal holiday in the State of Utah, or day on which national banks in the State of Utah are closed.

“Borrower” means, individually and collectively, jointly and severally, CMC and CORGENIX, or either of them.

“CMC” means CORGENIX MEDICAL CORPORATION, a corporation organized and existing under the laws of the State of Nevada, its successors, and, if permitted, assigns.

“Collateral” means the following personal property of Borrower, wherever located, now owned or existing or hereafter acquired or created, all additions and accessions thereto, all replacements, insurance or condemnation proceeds, all documents covering any of the Collateral, all leases of any of the Collateral, all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition of any of the Collateral or any interest therein, all amendments, modifications, renewals, extensions, and replacements thereof, and all products and proceeds thereof: (a) all inventory (the “Inventory”); (b) all accounts (the “Accounts”); (c) all equipment, goods and motor vehicles (collectively, the “Equipment”); (d) all general intangibles, including any and all patents, trademarks and copyrights (registered or unregistered), trade secrets, domain names and addresses, and intellectual property licenses; (e) any and all promissory notes and instruments payable to or owing to Borrower or held by Borrower; any and all leases under which Borrower is the lessor; any and all chattel paper in favor of, owing to, or held by Borrower, including, without limitation, any and all conditional sale contracts or other sale agreements, whether Borrower is the original party or the assignee; and any and all security agreements, collateral and titles to motor vehicles which secure any of the foregoing obligations; all deposit accounts, including without limitation, all interest, dividends or distributions accrued or to accrue thereon, whether or not due; all investment property, including all interest, dividends or distributions accrued or to accrue thereon, whether or not due, all documents; all letter-of-credit rights; and all supporting obligations (collectively, the “Financial Obligations”); and (f) all balances, deposits, debts or any other amounts or obligations of Lender owing to Borrower, whether or not due.

“CORGENIX” means CORGENIX, INC., a corporation organized and existing under the laws of the State of Delaware, its successors, and, if permitted, assigns.

“Default Rate” means the default interest rate provided in the Promissory Note.

“Effective Date” shall mean the date the parties intend this Loan and Security Agreement to become binding and enforceable, which is the date stated at the conclusion of this Loan and Security Agreement.

“Eligible Equipment” means Equipment which (i) is subject to no security interest, lien, or encumbrance of any nature whatsoever with priority over the security interest created by the Loan Documents and the Financing Agreement, except any liens for current taxes and assessments which are not delinquent; (ii) meets all applicable representations and warranties concerning the Collateral set forth in Section 3.2 Representations and Warranties Concerning Collateral and Section 3.3 Covenants Concerning Collateral; and (iii) is located on the Borrower’s premises; but excluding any Equipment which, in the sole discretion of Lender, is damaged, out-dated, obsolete, or otherwise unacceptable to Lender.

“Event of Default” shall have the meaning set forth in Section 7.1 Events of Default.

“Equipment” shall have the meaning set forth in the definition of Collateral.

“Equipment Appraisal” means a third-party appraisal of the Equipment that is acceptable to Lender, in Lender’s reasonable discretion.

“Financing Agreement” means that certain Financing Agreement, and all amendments, modifications, and addenda thereto, by and between Lender and Borrower of approximate even date herewith.

“First Loan Advance” shall have the meaning set forth in Section 2.4 Disbursements of Promissory Note.

“Inventory” shall have the meaning set for in the definition of Collateral.

“Lender” means Summit Financial Resources, L.P., a Hawaii limited partnership, its successors, and assigns.

“Liquidation Costs” means the reasonable costs and out of pocket expenses incurred by Lender in obtaining possession of any Collateral, in storage and preparation for sale, lease or other disposition of any Collateral, in the sale, lease, or other disposition of any or all of the Collateral, and/or otherwise incurred in foreclosing on any of the Collateral, including, without limitation, (a) reasonable attorneys fees and legal expenses, (b) transportation and storage costs, (c) advertising costs, (d) sale commissions, (e) sales tax and license fees, (f) costs for improving or repairing any of the Collateral, and (g) costs for preservation and protection of any of the Collateral.

“Loan” means the loan to be made pursuant to Section 2 Loan Description.

“Loan and Security Agreement” means this agreement, together with any exhibits, amendments, addendums, and modifications.

“Loan Documents” means the Loan and Security Agreement, Promissory Note, Security Documents, all other agreements and documents contemplated by any of the aforesaid documents, and all amendments, modifications, addendums, and replacements, whether presently existing or created in the future.

“Material Adverse Effect” means a material adverse effect on Borrower’s financial condition, conduct of its business, or ability to perform its obligations under the Loan Documents.

“Organizational Documents” means, in the case of a corporation, its Articles of Incorporation and By-Laws; in the case of a general partnership, its Articles of Partnership; in the case of a limited partnership, its Articles of Limited Partnership; in the case of a limited liability company, its Articles of Organization and Operating Agreement or Regulations, if any; in the case of a limited liability partnership, its Articles of Limited Liability Partnership; and all amendments, modifications, and changes to any of the foregoing which are currently in effect.

“Permitted Encumbrances” means (i) liens for taxes and assessments not yet due and payable or, if due and payable, those being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained, (ii) security interests and liens created by the Loan Documents, (iii) security interests and liens created by the Financing Agreement, (iv) security interests and liens granted in favor of Benefactor Funding Corp. that shall be terminated by Borrower prior to or immediately in connection with Lender making the First Loan Advance, and (v) security interests and liens authorized in writing by Lender.

“Promissory Note” means the promissory note to be executed by Borrower pursuant to Section 2.3 Promissory Note and any and all renewals, extensions, modifications, and replacements thereof.

“Qualified Bank Financing” means financing provided directly by a full service commercial bank whose deposits are insured by the Federal Deposit Insurance Corporation in the form of a revolving line of credit for which the primary collateral is Client’s Accounts.  Financing provided by a subsidiary, affiliate or division of such a bank does not qualify as Qualified Bank Financing.

“Second Loan Advance” shall have the meaning set forth in Section 2.4 Disbursements of Promissory Note.

“Security Documents” means all security agreements, including this Loan and Security Agreement, assignments, pledges, financing statements, and other documents which create or evidence any security interest, assignment, lien or other encumbrance in favor of Lender to secure any or all of the obligations created or contemplated by any of the Loan Documents, and all amendments, modifications, addendums, and replacements, whether presently existing or created in the future.

“Uniform Commercial Code” means the Uniform Commercial Code as adopted now or in the future in the State of Utah.

2.             Loan Description

2.1           Amount of Loan

Upon fulfillment of all conditions precedent set forth in this Loan and Security Agreement, and so long as no Event of Default exists, and no other breach has occurred under the Loan Documents, Lender agrees to loan Borrower up to two hundred fifty thousand dollars ($250,000).

2.2           Nature and Duration of Loan

The Loan shall be a term loan payable in full upon the date and upon the terms and conditions provided in the Promissory Note.

2.3           Promissory Note

The Loan shall be evidenced by the Promissory Note.  The Promissory Note shall be executed and delivered to Lender upon execution and delivery of this Loan and Security Agreement.

2.4           Disbursements of Promissory Note

The proceeds of the Promissory Note shall be disbursed as follows:

a.             One disbursement to be made upon the execution and delivery of the Loan Documents (the “First Loan Advance”).  The First Loan Advance shall be in the amount of one hundred twenty-five thousand dollars ($125,000).

b.             One disbursement to be made upon the completion of the Equipment Appraisal (the “Second Loan Advance”).  The Second Loan Advance shall be in an amount that when combined with the First Loan Advance shall equal the lesser of (i) two hundred fifty thousand dollars ($250,000), or (ii) sixty percent (60%) of the net orderly liquidation value of Eligible Equipment as set forth in the Equipment Appraisal.  In the event the net orderly liquidation value of Eligible Equipment as set forth in the Equipment Appraisal is not greater than two hundred eight thousand three hundred thirty-three and 34/100 dollars ($208,333.34), Borrower shall not be entitled to any Second Loan Advance or any additional advances or disbursements under the Promissory Note.

2.5           Administration Fee

Borrower shall pay Lender a monthly administration fee in an amount equal to one and forty-five hundredths percent (1.45%) of the average outstanding monthly principal balance on the Promissory Note each month.  The administration fee shall be payable monthly in arrears.  Lender is irrevocably authorized to disburse a sufficient amount of funds pursuant to the Financing Agreement each month to pay the administration fee.

The administration fee is not intended to be and shall not be construed to be interest.

2.6           First Loan Advance Fee

As consideration for making the First Loan Advance prior to the completion of the Equipment Appraisal, Borrower shall pay to Lender a fee equal to two thousand two hundred fifty dollars ($2,250) for each month, or portion thereof, until the Equipment Appraisal has been completed; provided, however, the First Loan Advance fee shall not exceed three thousand three hundred seventy-five dollars ($3,375).  Lender is irrevocably authorized to disburse a sufficient amount of funds pursuant to the Financing Agreement each month to pay the First Loan Advance fee.

The First Loan Advance fee is not intended to be and shall not be construed to be interest.

2.7           Early Termination Fee

If Borrower elects to terminate the Loan at any time prior to the maturity of the Promissory Note, Borrower shall provide at least sixty (60) days written notice of intent to terminate.  Upon such termination, or if an Event of Default accelerates payment of the Loan, Borrower shall pay Lender an early termination fee equal to one percent (1%) of the face amount of the Promissory Note; provided, however, that in the event Borrower obtains Qualified Bank Financing to replace the Loan and the financing provided under the Financing Agreement, Lender shall waive the foregoing early termination fee so long as Borrower provides at least sixty (60) days written notice of its intent to replace the Loan and the financing provided under the Financing Agreement with Qualified Bank Financing, which notice shall itemize the material financial terms of the Qualified Bank Financing.  In the event Borrower provides Lender written notice of its intent to replace the Loan and the financing provided under the Financing Agreement with Qualified Bank Financing, Lender may, within thirty (30) days of receipt of such notice, provide written notice to Borrower that Lender will match the material terms of the proposed Qualified Bank Financing whereupon Lender and Borrower shall amend the Loan Documents and the Financing Agreement, as necessary, to match the material financial terms of the proposed Qualified Bank Financing and the Loan Documents and the Financing Agreement shall remain in force.

2.8           Loan Payments

As to all amounts owing to Lender by Borrower under the Loan Documents, Lender (i) may, and is irrevocably authorized to, disburse a sufficient amount of funds pursuant to the Financing Agreement to pay any such amounts in full, (ii) may, if there are insufficient Reserves, as defined in the Financing Agreement, demand payment from Borrower whereupon Borrower shall promptly pay all such amounts to Lender, or (iii) may exercise any combination of the foregoing alternatives set forth in this Section or available under the Loan Documents, at law, or in equity.

2.9           Excess Interest

It is the intent of the parties to comply with any usury law applicable to the Loan and to all amounts owing pursuant to the Loan Documents and it is understood and agreed that in no event and upon no contingency shall Borrower be required to pay interest in excess of the rate allowed by any laws of any state which are determined to be applicable and governing.  The intention of the parties being to conform strictly to any applicable usury laws, the Loan Documents shall be held to be subject to reduction to the amount allowed under any applicable and governing usury laws as now or hereafter construed by the courts having jurisdiction.  In the event Lender receives any interest under the Loan Documents in excess of any highest permissible rate under any applicable and governing law, such excess interest (including simple interest thereon at the interest rate at the highest permissible rate which is applicable and governing) shall be promptly applied to any unpaid principal balance owed by Borrower.  To the extent such excess interest is greater than the unpaid principal balance, Lender shall promptly remit such overage to Borrower.

3.             Security for Loan

3.1           Grant of Security Interest

Borrower hereby grants Lender a security interest in the Collateral.  Borrower and Lender acknowledge their mutual intent that all security interests contemplated herein are given as a contemporaneous exchange for new value to Borrower, regardless of when advances to Borrower are actually made or when the Collateral is created or acquired.

The Collateral shall secure all of Borrower’s present and future debts, obligations, and liabilities of whatever nature, and without any limitation whatsoever, to Lender, including, without limitation, (a) the Loan, (b) the Promissory Note, (c) all obligations of Borrower under the Loan Documents, (d) all advances of the same kind and quality relating to this transaction, (e) all obligations of Borrower under the Financing Agreement, and (f) transactions in which the documents evidencing the indebtedness refer to this grant of security interest as providing security thereof.

Borrower’s obligations under this Loan and Security Agreement may also be secured by other collateral as may be evidenced by other documentation apart from this Loan and Security Agreement.

3.2           Representations and Warranties Concerning Collateral

Borrower represents and warrants that:

a.             Borrower is the sole owner of the Collateral.

b.                                      The Inventory and Accounts are not subject to any security interest, lien, prior assignment, or other encumbrance of any nature whatsoever except Permitted Encumbrances.

c.                                       The Accounts and Financial Obligations, if any, are each a bona fide obligation of the obligor identified therein for the amount identified in the records of Borrower, except for normal and customary disputes which arise in the ordinary course of business and which do not affect a material portion of the Accounts and Financial Obligations.

d.                                      There are no defenses or setoffs to payment of the Accounts and Financial Obligations, if any, which can be asserted by way of defense or counterclaim against Borrower or Lender, except for normal and customary disputes which arise in the ordinary course of business and which do not affect a material portion of the Accounts and Financial Obligations.

e.                                       There is presently no default or delinquency in any payment of the Accounts and Financial Obligations, if any, except for any default or delinquency which has been reserved against by Borrower in accordance with Accounting Standards and the Accounts and Financial Obligations will be timely paid in full by the obligors, except for normal and customary disputes which arise in the ordinary course of business and which do not affect a material portion of the Accounts and Financial Obligations.

f.                                         Borrower has no knowledge of any fact or circumstance which would materially impair the ability of any obligor on the Accounts and Financial Obligations, if any, to timely perform its obligations thereunder, except those which arise in the ordinary course of business and which do not affect a material portion of the Accounts and Financial Obligations.

g.                                      Any services performed or goods sold giving rise to the Accounts and Financial Obligations, if any, have been rendered or sold in compliance with applicable laws, ordinances, rules, and regulations and in the ordinary course of Borrower’s business.

h.                                      There have been no extensions, modifications, or other agreements relating to payment of the Accounts and Financial Obligations, if any, except those granted in the ordinary course of business and which do not affect a material portion of the Accounts and Financial Obligations and except those agreements with Benefactor Funding Corp. that shall be terminated by Borrower prior to or immediately in connection with Lender making the First Loan Advance.

3.3                                 Covenants Concerning Collateral

Borrower covenants that:

a.                                       Borrower hereby authorizes Lender to file UCC Financing Statements concerning the Collateral.  Borrower will execute and deliver any documents (properly endorsed, if necessary) reasonably requested by Lender for perfection or enforcement of any security interest or lien, give good faith, diligent cooperation to Lender, and perform such other acts reasonably requested by Lender for perfection and enforcement of any security interest or lien, including, without limitation, obtaining control for purposes of perfection with respect to Collateral consisting of deposit accounts, investment property, letter-of-credit rights, and electronic chattel paper.  Lender is authorized to file, record, or otherwise utilize such documents as it deems necessary to perfect and/or enforce any security interest or lien granted hereunder.

b.                                      Borrower shall keep the Equipment in good repair, ordinary wear and tear and obsolescence excepted, and be responsible for any loss or damage to the Equipment.  Borrower shall pay when due all taxes, license fees and other charges on the Equipment.  Borrower shall not sell, misuse, conceal, or in any way dispose of the Equipment or permit it to be used unlawfully or for hire or contrary to the provisions of any insurance coverage.  Risk of loss of the Equipment shall be on Borrower at all times unless Lender takes possession of the Equipment.  Loss of or damage to the Equipment or any part thereof shall not release Borrower from any of the obligations secured by the Equipment.  Lender or its representatives may, at any time and from time to time, enter any premises where the Equipment is located and inspect, audit and check the Equipment; provided, however, that so long as no Event of Default has occurred, Lender will only enter any premises where the Equipment is located upon twenty-four (24) hours notice to Borrower.

c.                                       Borrower agrees to insure the Equipment, at Borrower’s expense, against loss, damage, theft, and such other risks as Lender may request to the full insurable value thereof with insurance companies and policies satisfactory to Lender.  Proceeds from such insurance shall be payable to Lender as its interest may appear, shall name Lender as an additional insured and as a loss payee, and such policies shall provide for a minimum ten (10) days written cancellation notice to Lender.  Upon request, policies or certificates attesting to such coverage shall be delivered to Lender.  Insurance proceeds may be applied by Lender toward payment of any obligation secured by this Loan and Security Agreement, whether or not due, in such order of application as Lender may elect.

d.                                      Borrower will at all times keep accurate and complete records of the Collateral.  Lender or its representatives may, at any time and from time to time, enter any premises where the Collateral and/or the records pertaining to the Collateral are located and inspect, inventory, audit, check, copy, and otherwise review the Collateral and the records concerning the Collateral; provided, however, that so long as no Event of Default has occurred, Lender will enter any premise where the Collateral and/or records pertaining to the Collateral are located upon twenty-four (24) hours notice to Borrower.

4.                                       Conditions to Loan Disbursements

4.1                                 Conditions to Loan Disbursements

Lender’s obligation to disburse any of the Loan is expressly subject to, and shall not arise until all of the conditions set forth below have been satisfied.  All of the documents referred to below must be in a form and substance acceptable to Lender.

a.                                       All of the Loan Documents and all other documents contemplated to be delivered to Lender prior to funding have been fully executed and delivered to Lender.

b.                                      All of the documents contemplated by the Loan Documents which require filing or recording have been properly filed and recorded so that all of the liens and security interests granted to Lender in connection with the Loan will be properly created and perfected and will have a priority acceptable to Lender.

c.                                       All other conditions precedent provided in or contemplated by the Loan Documents or any other agreement or document have been performed.

d.                                      As of the date of disbursement of all or any portion of the Loan, the following shall be true and correct:  (i) all representations and warranties made by Borrower in the Loan Documents are true and correct as of the date of such disbursement; and (ii) no Event of Default has occurred and no conditions exist and no event has occurred, which, with the passage of time or the giving of notice, or both, would constitute an Event of Default.

e.                                       All conditions precedent to advances under the Financing Agreement have been fully satisfied in Lender’s sole discretion.

All conditions precedent set forth in this Loan and Security Agreement and any of the Loan Documents are for the sole benefit of Lender and may be waived unilaterally by Lender.

4.2                                 No Default, Adverse Change, False or Misleading Statement

Lender’s obligation to advance any funds at any time pursuant to this Loan and Security Agreement and the Promissory Note shall, at Lender’s reasonable discretion, terminate upon the occurrence of any Event of Default or upon the reasonable determination by Lender that any of Borrower’s representations made in any of the Loan Documents were false or materially misleading when made.  Upon the exercise of such discretion, Lender shall be relieved of all further obligations under the Loan Documents.

5.                                       Representations and Warranties

5.1                                 Organization and Qualification

CMC represents and warrants that it is a corporation duly organized and existing under the laws of the State of Nevada, and that CMC is qualified and in good standing as a foreign corporation in the State of Colorado.

CORGENIX represents and warrants that it is a corporation duly organized and existing under the laws of the State of Delaware, and that CORGENIX is qualified and in good standing as a foreign corporation in the State of Colorado.

CMC represents and warrants that it has delivered to Lender or Lender’s counsel accurate and complete copies of CMC’s Organizational Documents which are operative and in effect as of the Effective Date.

CORGENIX represents and warrants that it has delivered to Lender or Lender’s counsel accurate and complete copies of CORGENIX’s Organizational Documents which are operative and in effect as of the Effective Date.

The complete and exact name of CMC is CORGENIX MEDICAL CORPORATION.

The complete and exact name of CORGENIX is CORGENIX, INC.

The organizational identification number, if any, assigned to CMC by CMC’s state of organization is C6200-1994.

The organizational identification number, if any, assigned to CORGENIX by CORGENIX’s state of organization is 2235854.

Borrower’s chief executive office is located at 11575 Main Street, #400, Broomfield, Colorado 80020.

Borrower’s place of business is located at 11575 Main Street, #400, Broomfield, Colorado 80020.

During the five (5) years preceding the date of this Loan and Security Agreement, Borrower has not (i) been known by nor used any legal, fictitious or trade name except REAADS Medical Products, Inc.; (ii) changed its name in any respect; (iii) been the surviving entity of a merger or consolidation; or (iv) has not acquired all or substantially all of the assets of any person or entity.

5.2                                 Authorization

CMC represents and warrants that the execution, delivery, and performance by CMC of the Loan Documents has been duly authorized by all necessary action on the part of CMC and are not inconsistent with CMC’s Organizational Documents or any resolution of the Board of Directors of CMC, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract, or other instrument to which CMC is a party or by which it is bound, and that by the execution and delivery thereof, CMC intends that the Loan Documents will constitute legal, valid, and binding agreements and obligations of CMC, enforceable in accordance with their respective terms.

CORGENIX represents and warrants that the execution, delivery, and performance by CORGENIX of the Loan Documents has been duly authorized by all necessary action on the part of CORGENIX and are not inconsistent with CORGENIX’s Organizational Documents or any resolution of the Board of Directors of CORGENIX, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract, or other instrument to which CORGENIX is a party or by which it is bound, and that by the execution and delivery thereof, CORGENIX intends that the Loan Documents will constitute legal, valid, and binding agreements and obligations of CORGENIX, enforceable in accordance with their respective terms.

5.3                                 Accuracy of Financial Statements

Borrower represents and warrants that all of its audited financial statements heretofore delivered to Lender have been prepared in accordance with Accounting Standards.

Borrower represents and warrants that all of its unaudited financial statements heretofore delivered to Lender fully and fairly represent Borrower’s financial condition as of the date thereof and the results of Borrower’s operations for the period or periods covered thereby and are consistent with other financial statements previously delivered to Lender absent footnote disclosures.

Borrower represents and warrants that since the dates of the most recent audited and unaudited financial statements delivered to Lender, there has been no event which would have a Material Adverse Effect on its financial condition.

Borrower represents and warrants that all of its pro forma financial statements heretofore delivered to Lender have been prepared consistently with Borrower’s actual financial statements and fully and fairly represent Borrower’s anticipated financial condition and the anticipated results of Borrower’s operation for the period or periods covered thereby.

5.4                                 Full and Accurate Disclosure

Borrower represents and warrants that this Loan and Security Agreement, the financial statements referred to herein, any loan application submitted to Lender, and all other statements furnished by Borrower to Lender in connection herewith contain no untrue statement of a material fact and omit no material fact necessary to make the representations and warranties contained in this Section 5 not misleading.  Borrower represents and warrants that it has not failed to disclose in writing to Lender any fact that would have a Material Adverse Effect.

5.5                                 Compliance with All Other Applicable Law

Borrower represents and warrants that it has complied with all applicable statutes, rules, regulations, orders, and restrictions of any domestic or foreign government, or any instrumentality or agency thereof having jurisdiction over the conduct of Borrower’s business or the ownership of its properties, which may have a Material Adverse Effect.

5.6                                 Operation of Business

Borrower represents and warrants that Borrower possesses all material licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and

Borrower is not in violation of any valid material rights of others with respect to any of the foregoing.

5.7                                 Payment of Taxes

Borrower represents and warrants that Borrower has filed all tax returns (federal, state, and local) required to be filed and has paid all taxes, assessments, and governmental charges and levies, including interest and penalties, on Borrower’s assets, business and income, except such as are being contested in good faith by proper proceedings and as to which adequate reserves are maintained.

6.                                       Borrower’s Covenants

Borrower makes the following agreements and covenants, which shall continue so long as this Loan and Security Agreement is in effect and so long as Borrower is indebted to Lender for obligations arising out of, identified in, or contemplated by this Loan and Security Agreement.

6.1                                 Eligible Equipment

Borrower shall at all times maintain Eligible Equipment so that the total, outstanding balance owing under the Promissory Note equals or is less than the amount equal to sixty (60%) of the net orderly liquidation value of the Eligible Equipment as set forth in the Equipment Appraisal or any subsequent appraisal of the Equipment acceptable to Lender, in Lender’s sole discretion.  If at any time the total, outstanding balance owing under the Promissory Note exceeds this formula, Borrower shall promptly make payment to Lender in a sufficient amount to bring the total outstanding balance owing under the Promissory Note in compliance with this formula, and if such payment is not immediately made, interest shall accrue on such amount at the Default Rate, regardless of whether Lender waives the Event of Default caused by such non-payment.

6.2                                 Continued Compliance with Applicable Law

Borrower shall conduct its business in a lawful manner and in material compliance with all applicable federal, state, and local laws, ordinances, rules, regulations, and orders; shall maintain in good standing all licenses and organizational or other qualifications reasonably necessary to its business and existence; and shall not engage in any business not authorized by and not in accordance with its Organizational Documents and other governing documents.

6.3                                 Payment of Taxes and Obligations

Borrower shall pay when due all taxes, assessments, and governmental charges and levies on Borrower’s assets, business, and income, and all material obligations of Borrower of whatever nature, except such as are being contested in good faith by proper proceedings and as to which adequate reserves are maintained.

6.4                                 Financial Statements and Reports

Borrower shall provide Lender with such financial statements and reports as Lender may reasonably request.  Audited financial statements and reports shall be prepared in accordance with Accounting Standards.  Unaudited financial statements and reports shall fully and fairly represent Borrower’s financial condition as of the date thereof and the results of Borrower’s operations for the period or periods covered thereby and shall be consistent with other financial statements previously delivered to Lender absent footnote disclosures.

6.5                                 Insurance

Borrower shall at all times maintain all insurance policies as may be required under the Financing Agreement.

6.6                                 Inspection

Borrower shall at any reasonable time and from time to time permit Lender or any representative of Lender to examine and make copies of and abstracts from the records and books of account of, and visit and inspect the properties and assets of, Borrower, and to discuss the affairs, finances, and accounts of Borrower with any of Borrower’s officers and directors and with Borrower’s independent accountants.

6.7                                 Operation of Business

Borrower shall maintain all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary or advisable to conduct its business and Borrower shall not violate any valid rights of others with respect to any of the foregoing.  Borrower shall continue to engage in a business of the same general type as now conducted.

7.                                       Default

7.1                                 Events of Default

Time is of the essence of this Loan and Security Agreement.  The occurrence of any of the following events shall constitute a default under this Loan and Security Agreement and under the Loan Documents and shall be termed an “Event of Default”:

a.                                       Borrower fails in the payment or performance of any obligation, covenant, agreement, or liability created by any of the Loan Documents.

b.                                      Any material representation, warranty, or financial statement made by or on behalf of Borrower in any of the Loan Documents, or any document contemplated by the Loan Documents, is false or misleading.

c.                                       Default occurs or Borrower fails to comply with any term in any of the Loan Documents.

d.                                      Any indebtedness of Borrower under any note or indenture or default of Borrower under any contract, agreement, or undertaking is accelerated which results in a Material Adverse Effect.

e.                                       Default or an event which, with the passage of time or the giving of notice or both, would constitute a default, by Borrower, occurs on any note, indenture, contract, agreement, or undertaking which results in a Material Adverse Effect.

f.                                         Default or an event which, with the passage of time or the giving of notice or both, would constitute a default, by Borrower, occurs under the Financing Agreement or Lender’s financing of Borrower’s Accounts under the Financing Agreement terminates for any reason whatsoever.

g.                                      Borrower is dissolved or substantially ceases business operations.

h.                                      A receiver, trustee, or custodian is appointed for any part of Borrower’s property, or any part of Borrower’s property is assigned for the benefit of creditors.

i.                                          Any proceeding is commenced or petition filed under any bankruptcy or insolvency law by or against Borrower.

j.                                          Any judgment or regulatory fine is entered against Borrower which results in a Material Adverse Effect.

k.                                       Borrower becomes insolvent or fails to pay its debts as they mature.

l.                                          Any change occurs in Borrower’s condition or any event occurs which may have a Material Adverse Effect.

7.2                                 No Waiver of Event of Default

No course of dealing or delay or failure to assert any Event of Default shall constitute a waiver of that Event of Default or of any prior or subsequent Event of Default.

8.                                       Remedies

8.1                                 Remedies upon Event of Default

Upon the occurrence of an Event of Default, and at any time thereafter, all or any portion of the obligations due or to become due from Borrower to Lender, whether arising under this Loan and Security Agreement, the Promissory Note, the Security Documents or otherwise, at the option of Lender and with notice to Borrower, which notice shall not be required to be in writing, of the exercise of such option, shall accelerate and become at once due and payable in full, and Lender shall have the following rights and remedies, in addition to all other rights and remedies existing at law, in equity, or by statute or provided in the Loan Documents:

a.                                       Lender shall have the right, immediately and without prior notice or demand, to set off against Borrower’s obligations to Lender, whether or not due, all money and other amounts owed by Lender in any capacity to Borrower, including, without limitation, all amounts owing under the Financing Agreement.

b.                                      Lender shall have all the rights and remedies available under the Uniform Commercial Code.

c.                                       Lender shall have the right to enter upon any premises where the Collateral or records relating thereto may be and take possession of the Collateral and such records.

d.                                      Upon request of Lender, Borrower shall, at the expense of Borrower, assemble the Collateral and records relating thereto at a place designated by Lender and tender the Collateral and such records to Lender.

e.                                       Without notice to Borrower, Lender may obtain the appointment of a receiver of the business, property and assets of Borrower and Borrower hereby consents to the appointment of Lender or such person as Lender may designate as such receiver.

f.                                         Lender may sell, lease or otherwise dispose of any or all of the Collateral and, after deducting the Liquidation Costs, apply the remainder to pay, or to hold as a reserve against, the obligations secured by this Loan and Security Agreement.

g.                                      Lender shall have all the rights and remedies available under the Financing Agreement.

Borrower shall be liable for all deficiencies owing on any obligations secured by this Loan and Security Agreement after liquidation of the Collateral.  Lender shall not have any obligation to clean-up or otherwise prepare any Collateral for sale, lease, or other disposition.

8.2                                 Rights and Remedies Cumulative

The rights and remedies herein conferred are cumulative and not exclusive of any other rights and remedies and shall be in addition to every other right, power and remedy herein specifically granted or hereafter existing at law, in equity, or by statute which Lender might otherwise have, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Lender may deem expedient.  No delay or omission in the exercise of any such right, power or remedy or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver thereof or of any default or to be an acquiescence therein.

8.3                                 No Waiver of Rights

No delay or omission in the exercise or pursuance by Lender of any right, power, or remedy shall impair any such right, power, or remedy or shall be construed to be a waiver thereof.

9.                                       General Provisions

9.1                                 Governing Agreement

In the event of conflict or inconsistency between this Loan and Security Agreement and the other Loan Documents, excluding the Promissory Note, the terms and provisions of this Loan and Security Agreement shall govern.

9.2                                 Borrower’s Obligations Cumulative

Every obligation, covenant, condition, provision, warranty, agreement, liability, and undertaking of Borrower contained in the Loan Documents shall be deemed cumulative and not in derogation or substitution of any of the other obligations, covenants, conditions, provisions, warranties, agreements, liabilities, or undertakings of Borrower contained herein or therein.

9.3                                 Payment of Expenses and Attorney’s Fees

Borrower shall pay all reasonable expenses of Lender relating to the negotiation, drafting of documents, documentation of the Loan, and administration and supervision of the Loan, including, without limitation, appraisal fees, environmental inspection fees, field examination expenses, title insurance, recording fees, filing fees, and reasonable attorneys fees and legal expenses, whether incurred in making the Loan, in future amendments or modifications to the Loan Documents, or in ongoing administration and supervision of the Loan.

Upon occurrence of an Event of Default, Borrower agrees to pay all costs and expenses, including reasonable attorney fees and legal expenses, incurred by Lender in enforcing, or exercising any remedies under, the Loan Documents, and any other rights and remedies.  Additionally, Borrower agrees to pay all Liquidation Costs.  Any and all such costs, expenses, and Liquidation Costs shall be payable by Borrower upon demand, together with interest thereon from the date of the advance until repaid, both before and after judgment, at the Default Rate.

Borrower agrees to pay all expenses, including reasonable attorney fees and legal expenses, incurred by Lender in any bankruptcy proceedings of any type involving Borrower, the Loan Documents, or the Collateral, including, without limitation, expenses incurred in modifying or lifting the automatic stay, determining adequate protection, use of cash collateral or relating to any plan of reorganization.

9.4                                 Right to Perform for Borrower

Lender may, in its sole discretion and without any duty to do so, elect to discharge taxes, tax liens, security interests, or any other encumbrance upon the Collateral or any other property or asset of Borrower, to pay any filing, recording, or other charges payable by Borrower, or to perform any other obligation of Borrower under this Loan and Security Agreement or under the Security Documents.

9.5           Assignability

Borrower may not, without Lender’s prior written consent, assign or transfer any of the Loan Documents and any such purported assignment or transfer is void.  Lender may assign or transfer any of the Loan Documents.  Funding of this Loan may be provided by an affiliate of Lender.

9.6           Third Party Beneficiaries

The Loan Documents are made for the sole and exclusive benefit of Borrower and Lender and are not intended to benefit any other third party.  No third party may claim any right or benefit or seek to enforce any term or provision of the Loan Documents.

9.7           Governing Law

The Loan Documents shall be governed by and construed in accordance with the laws of the State of Utah, except to the extent that any such document expressly provides otherwise.

9.8           Severability of Invalid Provisions

Any provision of this Loan and Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.9           Interpretation of Loan and Security Agreement

The article and section headings in this Loan and Security Agreement are inserted for convenience only and shall not be considered part of the Loan and Security Agreement nor be used in its interpretation.

All references in this Loan and Security Agreement to the singular shall be deemed to include the plural when the context so requires, and vice versa.  References in the collective or conjunctive shall also include the disjunctive unless the context otherwise clearly requires a different interpretation.

9.10         Survival and Binding Effect of Representations, Warranties, and Covenants

All agreements, representations, warranties, and covenants made herein by Borrower shall survive the execution and delivery of this Loan and Security Agreement and shall continue in effect so long as any obligation to Lender contemplated by this Loan and Security Agreement is outstanding and unpaid, notwithstanding any termination of this Loan and Security Agreement.  All agreements, representations, warranties, and covenants made herein by Borrower shall survive any bankruptcy proceedings involving Borrower.  All agreements, representations, warranties, and covenants in this Loan and Security Agreement shall bind the party making the same, its successors and, if permitted by Lender, assigns, and all rights and remedies in this Loan and Security Agreement shall inure to the benefit of and be enforceable by each party for whom made, their respective successors and, if permitted by Lender, assigns.

9.11         Indemnification

Borrower shall indemnify Lender for any and all claims and liabilities, and for damages which may be awarded or incurred by Lender, and for all reasonable attorney fees, legal expenses, and other out-of-pocket expenses incurred in defending such claims, arising from or related in any manner to the negotiation, execution, or performance by Lender of any of the Loan Documents, but excluding any such claims based upon breach or default by Lender or gross negligence or willful misconduct of Lender.

Lender shall have the sole and complete control of the defense of any such claims.  Lender is hereby authorized to settle or otherwise compromise any such claims as Lender in good faith determines shall be in its best interests.

9.12         Interest on Expenses and Indemnification, Collateral, Order of Application

All expenses, out-of-pocket costs, attorneys fees and legal expenses, amounts advanced in performance of obligations of Borrower, and indemnification amounts owing by Borrower to Lender under or pursuant to this Loan and Security Agreement, the Promissory Note, and/or any Security Documents shall be due and payable upon demand.  If not paid upon demand, all such obligations shall bear interest at the Default Rate from the date of disbursement until paid to Lender, both before and after judgment.  Lender is irrevocably authorized to disburse funds under the Financing Agreement for payment of all such obligations.

Payment of all such obligations shall be secured by the Collateral and by the Security Documents.

All payments and recoveries shall be applied to payment of the foregoing obligations, the Promissory Note, and all other amounts owing to Lender by Borrower in such order and priority as determined by Lender.  Unless provided otherwise in the Promissory Note, payments on the Promissory Note shall be applied first to accrued interest and the remainder, if any, to principal.

9.13         Limitation of Consequential Damages

Lender and its officers, directors, employees, representatives, agents, and attorneys, shall not be liable to Borrower for consequential damages arising from or relating to any breach of contract, tort, or other wrong in connection with the negotiation, documentation, administration or collection of the Loan.

9.14         Revival Clause

If the incurring of any debt by Borrower or the payment of any money or transfer of property to Lender by or on behalf of Borrower should for any reason subsequently be determined to be “voidable” or “avoidable” in whole or in part within the meaning of any state or federal law (collectively “voidable transfers”), including, without limitation, fraudulent conveyances or preferential transfers under the United States Bankruptcy Code or any other federal or state law, and Lender is required to repay or restore any voidable transfers or the amount or any portion thereof, or upon the advice of Lender’s counsel is advised to do so, then, as to any such amount or property repaid or restored, including all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of Borrower shall automatically be revived, reinstated and restored and shall exist as though the voidable transfers had never been made.

9.15         Consent to Utah Jurisdiction, Exclusive Jurisdiction of Utah Courts, and Jury Waiver

The parties acknowledges that by execution and delivery of the Loan Documents, they have transacted business in the State of Utah and the parties voluntarily submit to, consent to, and waive any defense to the jurisdiction of courts located in the State of Utah as to all matters relating to or arising from the Loan Documents and/or the transactions contemplated thereby.  EXCEPT AS EXPRESSLY AGREED IN WRITING BY THE PARTIES, THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF UTAH SHALL HAVE SOLE AND EXCLUSIVE JURISDICTION OF ANY AND ALL CLAIMS, DISPUTES, AND CONTROVERSIES, ARISING UNDER OR RELATING TO THE LOAN DOCUMENTS AND/OR THE TRANSACTIONS CONTEMPLATED THEREBY. NO LAWSUIT, PROCEEDING, OR ANY OTHER ACTION RELATING TO OR ARISING UNDER THE LOAN DOCUMENTS AND/OR THE TRANSACTIONS CONTEMPLATED THEREBY MAY BE COMMENCED OR PROSECUTED IN ANY OTHER FORUM EXCEPT AS EXPRESSLY AGREED IN WRITING BY EACH PARTY.

THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR IN TORT AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THE LOAN DOCUMENTS.

9.16         Nature of Borrower’s Obligations

a.             All obligations pursuant to this Loan and Security Agreement and the Loan Documents shall be the joint and several obligations of each of Borrower.  Each reference to “Borrower” hereunder shall be deemed to refer to each Borrower individually and collectively and each obligation to be performed by “Borrower” hereunder shall be performed by each Borrower.  Lender shall have no responsibility to inquire into the apportionment, allocation or disposition of any advances made under the Loan.  Each Borrower hereby irrevocably appoints the other as its agent and attorney-in-fact for all purposes of the related documents, including, without limitation, the giving and receiving of notices and other communications and the making of all certifications and reports required pursuant to this Loan and Security Agreement and the Loan Documents.  The action of any Borrower with respect to any advance made under the Loan and the requests, notices, reports and other materials submitted by any Borrower shall bind each Borrower.

b.             Each Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any and all liabilities, expenses, losses, damages and/or claims of any damage or injury asserted against Lender by Borrower or any other person arising from or incurred by reason of the joint nature of the borrowings hereunder or any action taken by Lender pursuant hereto.

c.                                       Each Borrower represents and warrants to Lender that the request for joint borrowing was made by each Borrower and that each Borrower is engaged in operations that require financing on such a joint basis.  Each Borrower expects to derive benefit, directly or indirectly, from the Loan.

d.                                      Each Borrower shall be a direct, primary and independent obligor and shall not be deemed to be a guarantor, accommodation party or other person secondarily liable for the Obligations under the Loan Documents.  “Obligations” as used in this Section means, as the context requires, the duties and obligations under the Loan Documents from time to time.  Without limiting the foregoing, however, each Borrower represents, warrants, covenants and agrees as follows:

(i)            Lender may enforce the Loan and Security Agreement and the Loan Documents against any property, interests in property, and rights to property securing any or all Obligations arising pursuant to the related documents without first having sought enforcement of Loan and Security Agreement and any related documents against any Borrower or any other Collateral.

(ii)           Such Obligations shall not be affected by any of the following:  (A) the bankruptcy, disability, dissolution, incompetence, insolvency, liquidation, or reorganization of any Borrower; (B) any defense of either Borrower to payment or performance of any or all Obligations or enforcement of any and all liens and encumbrances; (C) the discharge, modification of the terms of, reduction in the amount of, or stay of enforcement of any or all liens and encumbrances or any or all Obligations under the related documents in any bankruptcy, insolvency, reorganization, or other legal proceeding or by law, ordinance, regulation, or rule (federal, state, or local); (D) the cessation of liability of either Borrower or any or all Obligations; (E) any claim or dispute by any other Borrower concerning the occurrence of any default in performance of any Obligations, or any other matter.

(iii)          Lender may do the following acts or omissions from time to time with notice to Borrower, which notice shall not be required to be in writing, but without the consent of any Borrower and without receiving payment or other value, nor shall the following acts or omissions affect, delay or impair any of such Obligations or any or all liens and encumbrances:  (A) Lender may obtain Collateral or additional Collateral; (B) with the agreement of one Borrower, Lender may substitute for any or all Collateral regardless of whether the same type or greater or lesser value; (C) Lender may release any or all Collateral; (D) Lender may compromise, delay enforcement, fail to enforce, release, settle or waive any rights or remedies of Lender as to any or all Collateral; (E) Lender may sell or otherwise dispose of any Collateral in accordance with the related documents and in such manner or order as Lender determines; (F) Lender may fail to perfect, fail to protect the priority of, and fail to ensure any or all liens or encumbrances; (G) Lender may fail to inspect, insure, maintain, preserve or protect any or all Collateral; (H) Lender may obtain additional obligors for any or all such Obligations; (I) with the agreement of one Borrower, Lender may increase or decrease any or all Obligations or otherwise change terms of any or all Obligations; (J) Lender may release any Borrower; (K) Lender may compromise, delay enforcement, fail to enforce, release, settle or waive any Obligations of any Borrower with the agreement of that Loan Party; (L) Lender may make advances to, or grant other financial accommodations for any Borrower; (M) Lender may fail to file or pursue a claim in any bankruptcy, insolvency, reorganization or other proceeding as to any or all liens and encumbrances or any or all Obligations; (N) Lender may amend, modify, extend, renew, restate, supplement or terminate in whole or in part the obligation of any Loan Party with the agreement of that Loan Party; (O) Lender may take or fail to take any other action with respect to any Loan Document or Loan Party; and (P) Lender may do any other acts or make any other omissions that result in the extinguishment of the obligation of any Loan Party.  As used herein, “Loan Party” means Borrower, and each other person that from time to time is or becomes obligated to Lender under this Loan and Security Agreement and any Loan Documents or grants any lien or encumbrance to Lender with respect to any Collateral.

(iv)          Each Borrower waives any and all rights and benefits under any laws that limit the liability or exonerate guarantors or sureties s now or hereafter in effect and any other statutes or rules now or hereafter in effect that purport to confer specific rights upon or make specific defenses or procedures available to any Borrower.

(v)           Each Borrower waives any rights that require Lender, and Lender shall have no obligation to, provide to Borrower any information concerning the performance of any other Borrower, the Obligations of Borrower hereunder or under the related documents, or the ability of the other to perform the Obligations or any other matter, regardless of what information Lender may from time to time have.  Borrower waives any and all present and future claims, remedies and rights against the other or any other Borrower, the Collateral and any other property, interest in property or rights to property of any other Loan Party (A) arising from any performance hereunder, (B) arising from any application of any Collateral, or any other property, interest in property or rights to property of any other Borrower, or (C) otherwise arising in respect of this Loan and Security Agreement and the Loan Documents, regardless of whether such claims, remedies and rights arise under any present or future agreement, document or instrument or are provided by any law, ordinance, regulation or rule (federal, state or local) (including, without limitation, any and all rights of contribution, exoneration, indemnity, reimbursement, and subrogation and any and all rights to participate in the rights and remedies of Lender, against any Borrower).  To the fullest extent that rights of contribution, exoneration, indemnity, reimbursement and subrogation are not waivable, such rights are hereby made subordinate and subject to all rights, liens and claims of Lender.

e.                                       Each Borrower hereby represents and warrants to Lender that:

(i)            As of the date hereof and after giving effect to the execution and delivery of this Loan and Security Agreement and the obligations hereby assumed, the sum of each Borrower’s debts is less than all of such Borrower’s assets at fair valuation.

(ii)           Borrower is not entering into this Loan and Security Agreement, granting any security in connection with this Loan and Security Agreement, or otherwise making any transfer in connection with this Loan and Security Agreement, with actual intent to hinder, delay or defraud any creditor of Borrower, whether such creditor now exists or may hereafter arise.

(iii)          Borrower acknowledges that Lender’s commitment to lend certain amounts to Borrower pursuant to this Loan and Security Agreement constitutes reasonably equivalent value in exchange for the execution and delivery by Borrower of this Loan and Security Agreement, the granting of security in connection with this Loan and Security Agreement, and all transfers made by Borrower in connection with this Loan and Security Agreement.  Borrower agrees that the execution of this Loan and Security Agreement, the joint borrowing contemplated by this Loan and Security Agreement, the Loan Documents, and the other related documents and the other terms and conditions of the Loan Documents, even though entailing some risks, have been determined by Borrower to be the most desirable form of financing for Borrower’s operations and to provide to Borrower more availability of funds and flexibility in satisfying Borrower’s need for funds.

(iv)          Borrower is not engaged or about to be engaged in a business or transaction for which the assets of Borrower (after giving effect to the granting of any security in connection with the execution and delivery of this Loan and Security Agreement and any other transfer made or contemplated to be made in connection with the execution and delivery of this Loan and Security Agreement) would be unreasonably small in relation to the business or transaction.

(v)           Borrower does not intend to incur, or believe that it will, incur debts beyond its ability to pay such debts as they become due.

(vi)          As used in this Section, the term “transfer” shall include every mode, direct or indirect, absolute or conditional, voluntary or involuntary, of disposing of or parting with an asset or an interest in an asset and includes payment of money, release, lease, and creation of a lien or other encumbrance.

f.                                         Indemnity Obligations:

(i)            Each Borrower acknowledges that pursuant to the terms of this Loan and Security Agreement, each Borrower is jointly and severally liable for all of the Obligations, whether or not the Obligations represent amounts actually advanced to an individual Borrower.  Accordingly, each Borrower has expressly assumed the risk that such Borrower may be held liable for, and such Borrower’s property may be applied to payment of, amounts advanced pursuant to this Loan and Security Agreement to or for the direct benefit of another Borrower.  Nothing contained in this Loan and Security Agreement shall in any way limit the obligations of any Borrower to Lender or otherwise limit the joint and several nature of all of the obligations of each Borrower.  Each Borrower shall be fully liable to Lender pursuant to Loan Documents without regard to any allocation of losses and liabilities by virtue of such indemnity provisions or otherwise.

(ii)           In any action or proceeding involving any state law, or any state or federal bankruptcy, insolvency, reorganization, or other law affecting the rights of creditors generally, if the obligations of any Borrower would otherwise, taking into account the provisions of this Section, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any their creditors, on account of the amount of its liability under the related documents, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Borrower, Lender, or any other person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

9.17         Notices

All notices or demands by any party to this Loan and Security Agreement shall, except as otherwise provided herein, be in writing and may be mailed, postage prepaid.  Notices so mailed shall be deemed given three (3) days after being deposited in a United States post office box, postage prepaid, properly addressed to Borrower or Lender at the mailing addresses stated herein or to such other addresses as Borrower or Lender may from time to time specify in writing.  Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

Mailing addresses:

Lender:

Summit Financial Resources, L.P.

2455 E. Parleys Way, Suite 200

Salt Lake City, Utah 84109

Attention:  Chief Credit Officer

Borrower:

CORGENIX MEDICAL CORPORATION]

CORGENIX, INC.

11575 Main Street, #400

Broomfield, Colorado 80020

Attention:  President

9.18         Duplicate Originals; Counterpart Execution

Two or more duplicate originals of the Loan Documents may be signed by the parties, each duplicate of which shall be an original but all of which together shall constitute one and the same instrument.  Any Loan Documents may be executed in several counterparts, without the requirement that all parties sign each counterpart.  Each of such counterparts shall be an original, but all counterparts together shall constitute one and the same instrument.

9.19         Disclosure of Financial and Other Information

Borrower hereby consents to Lender disclosing to any other lender who may participate in the Loan any and all information, knowledge, reports, and records, including, without limitation, financial statements, relating in any manner whatsoever to the Loan and Borrower.

9.20         Integrated Agreement and Subsequent Amendment

The Loan Documents constitute the entire agreement between Lender and Borrower, and may not be altered or amended except by written agreement signed by Lender and Borrower.

All prior and contemporaneous agreements, arrangements and understandings between the parties hereto as to the subject matter hereof are, except as otherwise expressly provided herein, rescinded.

[Remainder of Page Intentionally Left Blank]

Effective Date: September 30, 2009.

Lender:

Summit Financial Resources, L.P.

By:
Name:
Title:

Borrower:

CORGENIX MEDICAL CORPORATION

By:
Name: William Critchfield
Title: Chief Financial Officer

CORGENIX, INC.

By:
Name: William Critchfield
Title: Chief Financial Officer